Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF
HEWLETT PACKARD ENTERPRISE COMPANY AND JUNIPER NETWORKS, INC.

On July 2, 2025, Hewlett Packard Enterprise Company, a Delaware corporation (“HPE” or the “Company”) completed the acquisition of Juniper Networks, Inc., a Delaware corporation (“Juniper”), pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”), dated January 9, 2024, among the Company, Juniper and Jasmine Acquisition Sub, Inc., a Delaware corporation (“Merger Sub”). Pursuant to the terms of the Merger Agreement, Merger Sub merged with and into Juniper, with Juniper surviving as a wholly owned subsidiary of the Company (the “Merger”).

a)	Juniper shareholders received $40.00 per share in cash upon the completion of the transaction, representing cash consideration of approximately $13.4 billion.

b)
The consideration for the Merger was funded in part by approximately $10.5 billion in borrowings. This amount consisted of: (i) $6.5 billion aggregate principal amount of senior unsecured notes (the “Senior Notes”); (ii) a $3.0 billion three-year term loan from a consortium of lenders (the “Three-Year Term Loan”); and (iii) a $1.0 billion 364-day term loan from a consortium of lenders (the “364-Day Term Loan”). Collectively, these borrowings are referred to as the “Debt Financing.” The Senior Notes comprise four series, each paying a fixed rate of interest and maturing at various dates ranging from five to thirty years. The interest rates for both the Three-Year Term Loan and the 364-Day Term Loan are indexed to the Secured Overnight Financing Rate (“SOFR”), plus an applicable rate determined by the Company’s credit rating and include an additional 0.10% credit spread adjustment.

c)
Consideration for the Merger was also funded through HPE’s issuance of Mandatory Convertible Preferred Stock, resulting in aggregate gross proceeds of $1.5 billion, (the “Equity Financing” and, together with Debt Financing, the “Financing Transactions”). Each share has a par value of $0.01 and accrues cumulative dividends at an estimated annual rate of 7.625%, based on a liquidation preference of $50.00 per share. Preferred shareholders generally do not have voting rights, except in the event the Company defaults on its dividend payment obligations.

d)
HPE also utilized all the pre-tax cash consideration of $2.1 billion ($2.0 billion, net of tax) in gross proceeds generated from the sale of its 30% stake in H3C Technologies Co., Limited ("H3C") to fund the Merger. The H3C sale was executed, pursuant to an Amended and Restated Put Share Agreement, dated May 24, 2024, among Unisplendour International Technology Limited and certain wholly owned subsidiaries of the Company. The sale of 30% stake in H3C closed on September 4, 2024.

e)
In connection with the Merger, each of the outstanding and unvested equity awards of Juniper which is comprised of restricted stock units (“RSUs”), performance stock awards (“PSAs”) and stock options (collectively referred to as “Juniper equity awards”) which had been previously issued to its employees, were converted into HPE equity awards (the “new HPE equity awards”), utilizing the Exchange Ratio (as defined below). The terms and conditions of the new HPE equity awards are substantially similar to those of Juniper’s equity awards (other than certain performance vesting conditions), and the remaining weighted-average vesting period of the HPE awards is approximately 1.2 years.

Juniper equity awards previously held by the Chief Executive Officer (“CEO”) and certain other executives were also converted into new HPE equity awards, with 30% of the equity awards of the CEO of Juniper (the “Accelerated CEO Awards”) vesting immediately upon the closing of the Merger. Further, RSUs previously held by the non-employee members of Juniper’s board of directors vested in full and were cancelled and converted prior to the closing of the Merger such that each member received an amount of cash equivalent to the number of outstanding RSU awards held by each member multiplied by the Merger consideration of $40.00 per share. Additionally, as a part of the compensation arrangement post-Merger close, HPE will issue retention, time and performance based RSU awards to the CEO and Executive Vice President (“EVP”) of Juniper. The retention and time-based performance awards are set to vest in three equal annual installments, whereas the performance-based awards will be linked to the operating profit goals for the Networking reportable segment and will cliff-vest after the completion of a three-year performance period.

Juniper also maintained an Employee Stock Purchase Plan (the “ESPP”), which was terminated as part of the Merger immediately after the final purchase was made under the plan on October 31, 2024.

The unaudited pro forma condensed combined statements of operations have been prepared in accordance with Article 11 of Regulation S-X. The Company and Juniper have different fiscal years: the Company’s fiscal year ends on October 31, and Juniper’s fiscal year ends on December 31. In accordance with Rule 11-02 of Regulation S-X, the unaudited pro forma condensed combined financial information utilizes period ends that differ by no more than one fiscal quarter, as permitted by the regulation.

The unaudited pro forma condensed combined statement of operations for the year ended October 31, 2024, gives effect to the Merger and the Financing Transactions as if they had occurred on November 1, 2023, and is derived from:

•	For the Company, the audited consolidated financial statements for the year ended October 31, 2024.
•	For Juniper, the audited consolidated financial statements for the year ended December 31, 2024.

The unaudited pro forma condensed combined statement of operations for the nine months ended July 31, 2025, reflects the effects of the Merger and the related Financing Transactions as if they had occurred on November 1, 2023. This statement is derived from the following sources:

•	For the Company: The unaudited condensed consolidated financial statements for the nine months ended July 31, 2025.

•
For Juniper: The unaudited condensed consolidated statement of operations for the six months ended June 30, 2025, combined with the two months ended December 31, 2024. The results for the two months ended December 31, 2024, were calculated by subtracting (i) Juniper’s results for the nine months ended September 30, 2024, and (ii) Juniper’s results for October 2024, from its results for the fiscal year ended December 31, 2024. Juniper’s results for July 2025 are excluded from its standalone presentation to avoid double-counting because they are already included in the Company’s consolidated results for the same period.

A pro forma condensed combined balance sheet as of July 31, 2025 is not presented because the acquisition of Juniper is already reflected in the Company’s historical consolidated balance sheet as of July 31, 2025, included in HPE’s Quarterly Report on Form 10-Q for the quarter ended July 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on September 4, 2025.

The unaudited pro forma condensed combined financial information has been prepared by the Company using the acquisition method of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The Company has been treated as the acquirer in the Merger for accounting purposes. The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable as of the date hereof. The unaudited pro forma condensed combined financial information is provided for illustrative and informational purposes only and does not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Merger been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

The allocation of the purchase price to the assets acquired and liabilities assumed in connection with the Merger is based upon preliminary information and is subject to change as additional information concerning final asset and liability valuations is obtained. The final purchase price allocation may be materially different from the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase price allocated to goodwill, and other assets and liabilities, which may impact the combined entity’s balance sheet and statement of operations. As a result of the foregoing, the pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final acquisition accounting may arise, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined entity’s future results of operations and financial position.

The unaudited pro forma condensed combined financial information does not reflect any expected cost savings, operating synergies, or revenue enhancements that the combined entity may achieve as a result of the Merger or the costs necessary to achieve any such cost savings, operating synergies, or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED OCTOBER 31, 2024
(in millions, except per share data)

	HPE Historical (Fiscal Year Ended October 31, 2024)	Juniper Historical (Fiscal Year Ended December 31, 2024), As Adjusted (Note 2)	Transaction Accounting Adjustments – Merger (Note 3)	Notes	Transaction Accounting Adjustments – Debt Financing (Note 4)	Notes		Pro Forma Combined
Net Revenue:
Products	$18,587	$3,020	$-		-			$21,607
Services	10,872	2,054	-					12,926
Financing income	668	-	-		-			668
Total net revenue	30,127	5,074	-		-			35,201
Costs and Expenses:
Cost of products	12,961	1,530	225	4(a) 4(b) 4(f)	-			14,716
Cost of services	6,793	615	9	4(b) 4(f)	-			7,417
Financing cost	495	-	-		-			495
Research and development	2,246	1,099	101	4(b) 4(f)	-			3,446
Selling, general and administrative	4,871	1,418	108	4(b) 4(f) 4(g)	-			6,397
Amortization of intangible assets	267	49	956	4(c)	-			1,272
Transformation costs	93	10	-		-			103
Disaster charges	7	-	-		-			7
Acquisition, disposition, and other charges	204	62	-		-			266
Total costs and expenses	27,937	4,783	1,399		-			34,119
Earnings from operations	2,190	291	(1,399)		-			1,082
Interest and other, net	(117)	7	(17)	4(d)	(521)	5(a	)	(648)
Gain from sale of equity interests	733	-	-		-			733
Earnings (Loss) from equity interests	147	(10)	-		-			137
Earnings before provision for taxes	2,953	288	(1,416)		(521)			1,304
Provision for taxes	(374)	(1)	194	4(h)	114	4(h	)	(67)
Net earnings after taxes	2,579	287	(1,222)		(407)			1,237
Dividends on mandatory convertible preferred Stock	(25)	-	-		(89)	5(b	)	(114)
Net earnings available to common shareholders	$2,554	$287	$(1,222)		$(496)			$1,123
Net Earnings Per Share:
Basic	$1.95							$0.86
Diluted	$1.93							$0.82

Weighted-average Shares Used to Compute Net Earnings Per Share:
Basic	1,309							1,309
Diluted	1,337							1,373

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR NINE MONTHS ENDED JULY 31, 2025
(in millions, except per share data)

	HPE Historical (Nine Months Ended July 31, 2025)	Juniper Historical (Eight Months Ended June 30, 2025), As Adjusted (Note 2)	Transaction Accounting Adjustments - Merger (Note 3)	Notes	Transaction Accounting Adjustments - Debt Financing (Note 4)	Notes		Pro Forma Combined
Net Revenue:
Products	$15,787	$2,360	$-		$-			$18,147
Services	8,262	1,430	-		-			9,692
Financing income	568	-	-		-			568
Total net revenue	24,617	3,790	-		-			28,407
Costs and Expenses:
Cost of products	11,903	1,228	(70)	4(a) 4(b) 4(f)	-			13,061
Cost of services	5,201	413	(20)	4(b) 4(f)	-			5,594
Financing cost	377	-	-		-			377
Research and development	1,637	739	(73)	4(b) 4(f)	-			2,303
Selling, general and administrative	4,062	953	(75)	4(b) 4(f) 4(g)	-			4,940
Amortization of intangible assets	201	29	637	4(c)	-			867
Impairment of goodwill	1,361	-	-		-			1,361
Transformation costs	2	27	-		-			29
Acquisition, disposition, and other related charges	302	68	-		-			370
Total costs and expenses	25,046	3,457	399		-			28,902
(Loss) Earnings from operations	(429)	333	(399)		-			(495)
Interest and other, net	331	8	(7)	4(d)	(100)	5(a	)	232
Earnings (Loss) from equity interests	74	(3)	-					71
Earnings (Loss) before provision for taxes	(24)	338	(406)		(100)			(192)
Provision for taxes	(94)	(46)	38	4(h)	23	4(h	)	(79)
Net earnings (loss) after taxes	(118)	292	(368)		(77)			(271)
Dividends on mandatory convertible preferred stock	(87)	-	-		-	5(b	)	(87)
Net (loss) earnings available to common shareholders	$(205)	$292	$(368)		$(77)			$(358)
Net Loss Per Share:
Basic	$(0.16)							$(0.27)
Diluted	$(0.16)							$(0.27)

Weighted-average Shares Used to Compute Net Loss Per Share:
Basic	1,321							1,321
Diluted	1,321							1,321

HEWLETT PACKARD ENTERPRISE COMPANY

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined statements of operations have been prepared by the Company in connection with its acquisition of Juniper, a company which designs, develops, and sells products and services for high-performance networks, to enable customers to build scalable, reliable, secure, and cost-effective networks for their businesses, while achieving agility and improved operating efficiency through automation.

The Company’s and Juniper’s historical financial statements were prepared in accordance with U.S. GAAP. Management has included certain reclassification adjustments for consistency in presentation as indicated in the subsequent notes. See Note 2 for further discussion. The Company is currently in the process of evaluating Juniper’s accounting policies. That evaluation may identify additional differences between the accounting policies of the Company and Juniper. Based on the information currently available, the Company has determined on a preliminary basis that no significant adjustments are necessary to conform Juniper’s financial statements to the accounting policies used by the Company.

The accompanying unaudited pro forma condensed combined statements of operations and related notes were prepared using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations, (“ASC 805”), with HPE considered the accounting acquirer of Juniper. ASC 805 requires, among other things, that the assets acquired, and liabilities assumed, in a business combination be recognized at their fair values as of the acquisition date. The purchase consideration and related adjustments reflected in the unaudited pro forma condensed combined statements of operations are preliminary and subject to adjustment based on a final determination of fair value and tax contingency matters. The purchase price consideration as well as the estimated fair values of the assets and liabilities will be updated and finalized as soon as practicable, but no later than one year from the closing of the acquisition.

The pro forma adjustments are based upon available information and certain assumptions that the Company believes are reasonable. The unaudited pro forma condensed combined statements of operations are provided for informational purposes only and do not purport to represent or be indicative of the consolidated results of operations or financial condition of the Company had the Merger been completed as of the dates presented and should not be construed as representative of the future consolidated results of operations or financial condition of the combined entity.

2. Juniper Reclassification Adjustments

 During the preparation of the unaudited pro forma condensed combined statements of operations, management performed a preliminary analysis of Juniper’s financial information to identify differences in Juniper’s financial statement presentation as compared to the financial statement presentation of the Company. Based on a preliminary analysis performed, certain reclassification adjustments have been made to conform Juniper’s historical financial statement presentation to the Company’s financial statement presentation. The Company is currently performing a full and detailed review of Juniper’s financial statement presentation and accounting policies, which could result in amounts set forth in the Company’s future financial statements being materially different from the amounts set forth in the unaudited pro forma condensed combined financial information presented herein.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)

UNAUDITED RECLASSIFIED STATEMENT OF OPERATIONS OF JUNIPER NETWORKS INC.
FOR THE YEAR ENDED DECEMBER 31, 2024
(in millions)
	Juniper Historical	Reclassification Adjustments	Notes	Juniper Historical, As Adjusted
Net Revenue:
Products	$3,020	$-		$3,020
Services	2,054	-		2,054
Total net revenue	5,074	-		5,074
Costs and Expenses:
Cost of products	1,510	20	2(c) 2(h)	1,530
Cost of services	583	32	2(h)	615
Total cost of revenues	2,093	52		2,145
Gross margin	2,981	(52)		2,929
Operating expenses:
Research and development	1,151	(52)	2(h)	1,099
Selling, general and administrative	-	1,418	2(a) 2(h)	1,418
Sales and marketing	1,221	(1,221)	2(a) 2(c)	-
General and administrative	246	(246)	2(a) 2(c)	-
Restructuring charges	10	(10)	2(b)	-
Merger-related charges	62	(62)	2(g)	-
Amortization of intangible assets	-	49	2(c)	49
Transformation costs	-	10	2(b)	10
Acquisition, disposition and other charges	-	62	2(g)	62
Total operating expenses	2,690	(52)		2,638
Operating income	291	-		291
Gain on privately-held investments, net	1	(1)	2(d)	-
Other income, net	6	(6)	2(e)	-
Earnings from operations	298	(7)		291
Interest and other, net	-	7	2(d) 2(e)	7
Loss from equity interests	-	(10)	2(f)	(10)
Earnings before provision for taxes	298	(10)		288
Provision for taxes	(1)	-		(1)
Loss from equity method investment, net of tax	(10)	10	2(f)	-
Net earnings	$287	$-		$287

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS (Continued)

UNAUDITED RECLASSIFIED STATEMENT OF OPERATIONS OF JUNIPER NETWORKS INC.
FOR THE EIGHT MONTHS ENDED JUNE 30, 2025
(in millions)

	Juniper Historical (Eight Months Ended June 30, 2025)[1]	Reclassification Adjustments	Notes	Juniper Historical, As Adjusted
Net Revenue:
Products	$2,360	$-		$2,360
Services	1,430	-		1,430
Total net revenue	3,790	-		3,790
Costs and Expenses:
Cost of products	1,208	20	2(c) 2(h)	1,228
Cost of services	394	19	2(h)	413
Total cost of revenues	1,602	39		1,641
Gross margin	2,188	(39)		2,149
Operating expenses:
Research and development	776	(37)	2(h)	739
Selling, general and administrative	-	953	2(a) 2(h)	953
Sales and marketing	820	(820)	2(a) 2(c)	-
General and administrative	164	(164)	2(a) 2(c)	-
Restructuring charges	27	(27)	2(b)	-
Amortization of intangible assets	-	29	2(c)	29
Transformation costs	-	27	2(b)	27
Acquisition, disposition, and other charges	-	68	2(g)	68
Merger-related charges	68	(68)	2(g)	-
Total operating expenses	1,855	(39)		1,816
Operating income	333	-		333
Gain on privately-held investments, net	7	(7)	2(d)	-
Other income, net	1	(1)	2(e)	-
Earnings from operations	341	(8)		333
Interest and other, net	-	8	2(d) 2(e)	8
Loss from equity interests	-	(3)	2(f)	(3)
Earnings before provision for taxes	341	(3)		338
Provision for taxes	(46)	-		(46)
Loss from equity method investment, net of tax	(3)	3	2(f)	-
Net earnings	$292	$-		$292

1 The eight-month period ended June 30, 2025, is equal to the six months period ended June 30, 2025, plus the three-month period resulting from deducting the results of the nine months period ended September 30, 2024, from the results for the year ended December 31, 2024, minus the results for the activities from October 1, 2024, to October 31,2024.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
Adjustments to the Unaudited Reclassified Statements of Operations of Juniper Networks Inc.: -

2(a)
Represents the combination and reclassification of Juniper’s “Sales and marketing” and “General and administrative” amounts to “Selling, general and administrative” to conform to HPE’s historical presentation.

2(b)	Represents the reclassification of Juniper’s “Restructuring charges” amounts to “Transformation costs” to conform to HPE’s historical presentation.
2(c)
Represents the reclassification of Juniper's amortization of intangible assets, included within their "Cost of Products", "Sales and marketing" and “General and administrative” to "Amortization of intangible assets" to conform to HPE's historical presentation.

2(d)	Represents the reclassification of Juniper’s “Gain on privately-held investments, net” amounts to “Interest and other, net” to conform to HPE’s historical presentation.
2(e)	Represents the reclassification of Juniper’s “Other income, net” amounts to “Interest and other, net” to conform to HPE’s historical presentation.
2(f)	Represents the reclassification of Juniper’s "Loss from equity method investment, net of tax" amounts to "Earnings (Loss) from equity interests" to conform to HPE's historical presentation.
2(g)	Represents the reclassification of Juniper's "Merger-related charges" amounts to "Acquisition, disposition and other charges" to conform to HPE's historical presentation.
2(h)
Reclassification of Juniper's depreciation expense from within "Research and Development" and "Selling, General and Administrative" to "Cost of Products", "Costs of Services", "Selling, General and Administrative" and "Research and Development" to conform with the HPE's historical presentation.

3. Preliminary Purchase Price Allocation

Estimated Total Aggregate Acquisition Consideration

Pursuant to the Merger Agreement, on the Merger closing date, all of Juniper’s outstanding common shares were converted into the right to receive $40.00 per share. The total aggregate consideration for the Merger is approximately $13.6 billion.

(a)	The preliminary Merger consideration is calculated as follows:

Preliminary Purchase Consideration Paid to Juniper Shareholders (in millions except per share amounts)	Amount
Common stock outstanding	335
Per share cash purchase price	$40
Cash paid to Juniper’s shareholders	13,386

Add: Pre-combination portion of replacement awards (refer Note 4(f))	239
Total consideration	$13,625

(b)	Preliminary Purchase Price Allocation (“PPA”)

The accounting for the Merger, including the preliminary total aggregate consideration, is based on provisional amounts, and the associated purchase accounting is not final. The preliminary allocation of the purchase price to the acquired assets and assumed liabilities was based upon the preliminary estimate of fair values. For the preliminary estimate of fair values of assets acquired and liabilities assumed of Juniper, the Company used publicly available benchmarking information as well as a variety of other assumptions, including market participant assumptions. The Company has and is expected to use widely accepted income-based, market-based, and cost-based valuation approaches upon finalization of purchase accounting for the Merger. Actual results may differ materially from the assumptions within this unaudited pro forma condensed combined financial information.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
The unaudited pro forma adjustments are based upon available information and certain assumptions the Company believes are reasonable under the circumstances.

The following table summarizes the preliminary purchase price allocation as of the date of the Merger:

Preliminary Purchase Price Allocation (in millions)	Estimated Fair Value
Assets acquired:
Cash and cash equivalents	$1,098
Inventory	1,060
Other current assets	1,827
Goodwill	7,042
Intangible assets, net	6,211
Long term financing receivables and other assets	1,786
Total assets acquired	$19,024

Other accrued liabilities	2,592
Long-term debt	1,232
Other non-current liabilities	1,575
Total liabilities assumed	$5,399
Estimated Purchase consideration	$13,625

4. Transaction Accounting Adjustments to Unaudited Pro Forma Combined Statements of Operations

(a)
Reflects the impact on cost of goods sold related to the recognition of the fair value adjustment to acquired inventory, which is expected to be recognized over a holding period of 135 days, as follows:

Inventory Step-up (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Fair value of inventory	$-	$1,060
Less: Inventories book value	-	(824)
Less: PPA adjustments reflected in HPE's historical	(52)	-
Pro forma adjustment	$(52)	$236

(b)
Represents the adjustment to record recognition of new straight-line depreciation expense based on the estimated fair value as of the acquisition date, net of Juniper’s historical depreciation expense and PPA adjustments reflected in HPE’s historical results. The depreciation of property, plant and equipment is based on the estimated remaining useful lives of the assets.

Depreciation Expense- Property, Plant and Equipment (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Pro forma depreciation expense	$60	$80
Less: Juniper depreciation expense, as reported	(82)	(111)
Less: PPA adjustments reflected in HPE's historical	(1)	-
Pro forma adjustment	$(23)	$(31)

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
The table below represents the adjustment recorded in various statement of operations financial statement line items to conform to HPE’s presentation of depreciation expense:

Depreciation expense adjustment (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Cost of products	$(13)	$(17)
Cost of services	(6)	(9)
Research and development	(1)	(1)
Selling, general and administrative	(3)	(4)
Pro forma adjustment	$(23)	$(31)

(c)
Represents the adjustment to record recognition of new amortization expense related to identifiable intangible assets based on the estimated fair value, net of Juniper’s historical amortization expense and PPA adjustments reflected in HPE’s historical results. Amortization expense is calculated based on the estimated fair value of each of the identifiable intangible assets and the associated estimated useful life and is included under the amortization of intangible assets line item on the pro forma statements of operations.

	Useful Life (in Years)	Fair Value (in millions)
Customer contracts, customer lists and distribution agreements	8	$3,031
Developed and core technology and patents	5	2,915
Trade name and trademarks	6	265
Total intangible assets, net		$6,211

Amortization Expense – Intangible Assets, net (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Total pro forma intangible assets amortization	$754	$1,005
Less: Juniper amortization expense, as reported	(29)	(49)
Less: PPA adjustments reflected in HPE's historical	(88)	-
Pro forma adjustment	$637	$956

(d)
Represents the adjustment to record recognition of new debt discount amortization expense related to Juniper’s senior notes based on the estimated fair value, net of Juniper’s historical debt discount amortization expense and PPA adjustments reflected in HPE’s historical results. The Company amortized the difference between the estimated fair value of the senior notes and the ultimate settlement amount using the effective interest method. Amortization expense related to Juniper’s senior notes is included under the interest and other, net line item on the pro forma statements of operations.

Amortization Expense – Juniper’s Senior Notes (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Total pro forma amortization of discount	$10	$19
Less: Juniper debt discount amortization expense, as reported	(1)	(2)
Less: PPA adjustments reflected in HPE's historical	(2)	-
Pro forma adjustment	$7	$17

(e)	Transaction Costs

1.
Incurred by HPE: HPE has incurred certain non-recurring transaction costs of $195 million and $128 million, during the nine months ended July 31, 2025, and year ended October 31, 2024, respectively, which have been expensed under acquisition, disposition and other related charges in the historical financial statements. Therefore, no pro forma adjustments were made pertaining to the transaction costs incurred by HPE.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
2.
Incurred by Juniper: Juniper has also incurred certain non-recurring transaction costs of $68 million and $62 million, during the eight months ended June 30, 2025, and year ended December 31, 2024, respectively, which have been expensed and included in the historical financial statements. Therefore, no pro forma adjustments were made pertaining to the transaction costs incurred by Juniper. Further, any transaction costs incurred by Juniper after June 30, 2025 (i.e., after the historical period) will not be included in the pro forma financial statements as adjustments.

(f)	Stock Based Compensation and Severance

In connection with the Merger, HPE assumed Juniper equity awards and replaced them with similar awards having the same terms and conditions (other than certain performance vesting conditions that will no longer apply) or issued cash to holders of such awards. Juniper equity awards that were unvested and outstanding prior to the Merger were converted into either restricted stock unit awards or option awards linked to HPE’s shares by applying a contractual award exchange ratio (the “Exchange Ratio”) as defined in the Merger Agreement.

The below table represents the computation of the Exchange Ratio:
Amount
Purchase consideration per share	$40.00
HPE average stock price (average of 10 days prior to July 2, 2025)	$18.66
Exchange Ratio	2.14

Based on the exchange ratio, HPE has determined the following number of Juniper equity awards were converted into HPE equity awards:

(in millions)	As of July 2, 2025
RSU and PSUs outstanding	20.8
Stock options outstanding	0.4
Number of Juniper equity awards	21.2

Number of replacement HPE awards issued	45.5

Fair value of replacement awards to be allocated between pre- and post-combination periods	$927

As noted in the table above, as of July 2, 2025, HPE has replaced approximately 21.2 million Juniper equity awards with approximately 45.5 million HPE equity awards.

The acquisition date fair value of the replacement equity awards has been determined using the Hull-White I Lattice model for options, and for RSUs by adjusting HPE’s Merger date close price for expected dividends as applicable. The fair value of replacement awards of $927 million has been divided among the pre- and post-combination periods by utilizing the respective weighted average years attributable to pre- and post-combination periods.

Additionally, HPE historically recognizes share-based compensation expense net of an estimated forfeiture rate over the requisite service period of the award, based on the fair value at the date of the grant. In contrast, Juniper accounts for forfeitures as they occur. Consequently, in order to determine the pre- and post-combination fair values of the replacement awards, an estimated forfeiture rate of 4% was used, which is in line with HPE’s policy. Because the accelerated awards have vested immediately after the Merger closed, no forfeiture rate was applied to such accelerated awards.

The costs attributable to the pre-combination services of $239 million are included in the Merger consideration. Further, the non-employee awards that were issued and unvested and outstanding were also redeemed with a cash payment of $40.00 per share by Juniper in connection with the Merger. As the settlement towards non-employee awards were already made by Juniper, no adjustments related to non-employee awards have been recorded in the pro forma financial statements.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
The following table represents the adjustment to reflect the post-combination effect of HPE’s replacement equity awards. The post-combination expenses calculated below reflect:

a)
About 30% of the CEO’s equity awards were vested immediately on the close of the Merger and the related expense was recognized immediately as compensation cost in the post-combination financial statements.

b)
the additional HPE retention and time-based equity awards being issued to the chief executive officer and EVP of Juniper. The impact of new HPE performance-based awards that are being issued to the chief executive officer and EVP of Juniper is not reflected in the calculation below because the performance conditions are not probable to be met.

c)	The total post-combination stock-based compensation is $705 million, and the weighted-average remaining vesting period is 1.2 years.

Stock Based Compensation Expense/ (Income) (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Post-combination stock-based compensation expense	$111	$521
Less: Historical compensation expense	(193)	(291)
Less: PPA adjustments reflected in HPE's historical	(87)	-
Pro forma adjustment	$(169)	$230

The below table represents the adjustment recorded in various line items on the pro forma statements of operations to conform to HPE’s presentation of stock-based compensation expense:

Stock Based Compensation (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Cost of products	$(5)	6
Cost of services	(14)	18
Research and development	(72)	102
Selling, general and administrative	(78)	104
Pro forma adjustment	$(169)	230

As a result of the Merger, certain executive officers of Juniper are entitled to receive severance and other separation benefits related to existing employment agreements with double-trigger provisions. The triggers are (i) consummation of the Merger, and (ii) termination of the executive.

(g)
Represents the adjustment to record the cash retention payments of $6 million and $8 million for the nine months ended July 31, 2025, and for the year ended October 31, 2024, respectively, made to the chief executive officer and EVP of Juniper, as a part of the compensation arrangement post-Merger close.

(h)	Income Taxes

The income tax impact of the pro forma adjustments primarily utilizes blended U.S. and Worldwide statutory income tax rates in effect of 13.55 % and 22.9%, 13.15% and 22.30%, respectively, for the nine months ended July 31, 2025, and the fiscal year ended October 31, 2024. The effective tax rate of the Company following the acquisition could be significantly different depending on post-acquisition activities, including cash needs, the geographical mix of income, and changes in tax law. Because the tax rates used for the unaudited condensed combined pro forma statement of operations are estimated, the blended rate will likely vary from the actual effective tax rate in periods subsequent to the completion of the acquisition. This determination is preliminary and subject to change based upon the final determination of the fair value of the acquired assets and assumed liabilities.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
5. Acquisition Financing

(a)	Debt Financing

Reflects the impact of the Debt Financing:

(in millions)	Interest expense	Interest expense
	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Fixed rate Senior Notes[2]	$-	$291
Variable rate Term Loan	98	216
Add/ (Less): Amortization of debt issuance costs	2	14
Less: Juniper’s historical revolving credit not assumed[3]	-	-
Pro forma adjustment	$100	$521

The interest rates on the variable rate Three-Year Term Loan and 364-Day Term Loan are calculated using the SOFR adjusted for a margin and is initially estimated to be approximately 5.5% and 5.4%, respectively. The interest rate on each series of Senior Notes is a fixed rate, and the weighted average interest rate with respect to the Senior Notes is initially estimated to be approximately 5%.

A sensitivity analysis on interest expense with respect to the variable rate Three-Year Term Loan and 364-Day Term Loan for the nine months ended July 31, 2025, and the year ended October 31, 2024, has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate:

Sensitivity Analysis (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Increase of 0.125%	$102	$228
Decrease of 0.125%	$98	$218

A sensitivity analysis on the weighted average interest expense with respect to the Senior Notes for the nine months ended July 31, 2025, and the year ended October 31, 2024, has been performed to assess the effect of a change of 0.125% of the hypothetical weighted average interest rate:

Sensitivity Analysis (in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Increase of 0.125%	$-	$300
Decrease of 0.125%	$-	$293

(b)	Equity Financing

As noted above, on September 13, 2024, the Company issued Mandatorily Convertible Preferred Stock to partially fund the Merger. The adjustment below reflects the 7.625% annual dividend rate on the $50.00 liquidation preference per share of Mandatory Convertible Preferred Stock:

2 Since the Senior Notes were issued on September 26, 2024, the historical statements already include the interest expense and debt issuance costs after the issuance date. Therefore, the pro forma adjustment for Senior Notes have been calculated only through September 26, 2024.
3 Pursuant to Juniper’s unaudited condensed consolidated financial statements for the three and six months ended June 30, 2025, Juniper has not drawn any amount of revolving credit loans.

HEWLETT PACKARD ENTERPRISE COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
(Continued)
(in millions)	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Pro forma dividends on mandatory convertible preferred stock[4]	$-	$89

6. Earnings per share

The pro forma “Net earnings per share: Basic” equals pro forma net earnings attributable to HPE less income allocated to participating securities divided by the weighted-average number of common shares outstanding. The pro forma “Net earnings per share: Diluted” equals pro forma net earnings attributable to HPE divided by the weighted-average number of common shares outstanding, after giving effect to dilutive stock options, preferred stock impacts, and unvested Juniper equity awards. The following table provides a reconciliation of the pro forma “net earnings”, and shares used in calculating pro forma net earnings attributable to HPE per basic common share to those used in calculating pro forma net earnings attributable to HPE per diluted common share:

In millions, except per share amounts	For the Nine Months Ended July 31, 2025	For the Year Ended October 31, 2024
Numerator
Pro forma net (loss) earnings used to compute basic net EPS	$(358)	$1,123
Dividends on mandatory convertible preferred stock (1)	-	-
Pro forma net (loss) earnings used to compute diluted net EPS	$(358)	$1,123
Denominator:
Weighted-average shares used to compute basic net EPS	1,321	1,309
Dilutive effect of employee stock plans [5]	-	64
Issuance of mandatory convertible preferred stock [6]	-	-
Weighted-average shares used to compute diluted net EPS	1,321	1,373
Net (loss) earnings per share
Basic	$(0.27)	$0.86
Diluted	$(0.27)	$0.82

4 Since the Mandatory Convertible Preferred Stock were issued on September 13, 2024, the historical statements already include the dividends after the issuance date. Therefore, the pro forma adjustment for dividends on Preferred Stock have been calculated only through September 13, 2024.
5 The effect of employee stock plans is excluded when calculating diluted net (loss) earnings per share for the nine months ended July 31, 2025, as it would be anti-dilutive.
6 The effect of convertible preferred stock is excluded when calculating diluted net (loss) earnings per share as it would be anti-dilutive.